Exhibit 99.1

IN THE SIXTH CIRCUIT COURT FOR DAVIDSON COUNTY, TENNESSEE

NASHVILLE DIVISION

DREW BAGOT and CHAILE STEINBERG,

Derivatively on behalf of Nominal Defendant

HCA HOLDINGS, INC.,

Plaintiffs,

v.

RICHARD M. BRACKEN, et al.,

Defendants,

and

HCA HOLDINGS, INC., a Delaware

Corporation,

Nominal Defendant.

Case No. 11C5133 Consolidated with Case No. 13C3815 Judge Thomas W. Brothers

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF SHAREHOLDER

DERIVATIVE ACTION

EXHIBIT C

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF HCA HOLDINGS, INC. (“HCA”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated shareholder derivative action (the “Action”) is being settled on the terms set forth in the Stipulation of Settlement dated as of December 21, 2015 (the “Stipulation”). This Notice is provided by Order of the Eighth Circuit Court for Davidson County, Nashville Division, Tennessee (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The Court has made no findings or determinations concerning the merits of the Action. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation.

I.	WHY THE COURT HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the Action. The parties to the Action have agreed upon terms to settle the Action and have signed the Stipulation setting forth those settlement terms.

II.	SUMMARY OF THE ACTION

A.	Litigation History

On December 20, 2011, Bagot filed a shareholder derivative complaint in the Circuit Court for Davidson County, Nashville Division, Tennessee (the “Court”) on behalf of HCA and against the Individual Defendants styled Bagot v. Bracken, et al., Case No. 11C5133. On January 13, 2012, the Court entered an Agreed Order to stay the action pending a final determination on a motion to dismiss the consolidated complaint in a related federal securities class action pending in the United States District Court for the Middle District of Tennessee styled Schuh v. HCA Holdings, Inc., et al., Case No. 3:11-cv-1033 (the “Securities Class Action”). On May 28, 2013, the federal court issued an order in the Securities Class Action granting in part and denying in part the motion to dismiss.

Bagot took the position that this order automatically lifted the stay of his action and put the parties back in an active litigation posture. Accordingly, on June 19, 2013, Bagot served discovery in the form of Requests for Production of Documents, Interrogatories, and Requests for Admission. Defendants took the position that an affirmative order of the Court was required to lift the stay and objected to Bagot’s discovery requests on those grounds. At an August 1, 2013 case management conference, the Court tentatively ordered all discovery stayed pending the filing of an amended complaint and any responsive motions. By Order dated September 10, 2013, the Court set a briefing schedule for the filing of an amended complaint and Defendants’

motion to stay the action. Defendants were not required to respond to discovery until after the Court ruled on Defendants’ motion to stay. On September 10, 2013, Bagot filed his First Amended Shareholder Derivative Complaint.

On September 21, 2013, Steinberg filed a related shareholder derivative complaint in this Court styled Steinberg v. Bracken, et al., Case No. 13C3815. Pursuant to an Agreed Order entered October 29, 2013, this Court consolidated the Steinberg action into the Bagot action and appointed Johnson & Weaver, LLP as Lead Counsel and Davies, Humphreys, Horton & Reese PLC as Liaison Counsel for Plaintiffs.

On December 4, 2013, Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). On December 20, 2013, Defendants filed a Motion to Stay, which Plaintiffs opposed. Defendants’ Motion to Stay was fully briefed as of January 22, 2014, after which time Plaintiffs continued their factual investigation in support of the Action while awaiting a ruling from the Court. On September 4, 2015, Plaintiffs filed a Motion to Set Hearing Date on Defendants’ Motion to Stay. That Motion was scheduled to be heard on November 20, 2015.

B.	The Federal Derivative Action

A similar derivative action was filed in the United States District Court for the Middle District of Tennessee styled Sutton v. Bracken, et al., Case No. 3:11-cv-1163 (filed December 8, 2011) (the “Federal Derivative Action”). By order dated September 17, 2012, the federal court granted the parties’ joint motion for stay until the resolution of the motion to dismiss in the Securities Class Action. The stay in the Federal Derivative Action was never lifted, and neither discovery nor any other litigation efforts took place.

C.	Settlement Efforts

On December 9, 2014, Plaintiffs sent Defendants a 15-page settlement demand (1) itemizing how HCA had been damaged but conceding that without discovery Plaintiffs could not make a specific monetary demand; (2) requesting all applicable insurance policies; and (3) setting forth specific corporate governance reforms specifically tailored to the allegations in the

Consolidated Complaint. Between December 9, 2014 and April 13, 2015, the parties exchanged numerous letters concerning Plaintiffs’ settlement demands and Defendants’ responses.

Following on Plaintiffs’ settlement demands, on Sunday, October 4, 2015, the Settling Parties participated in an in-person mediation session with The Hon. Layn R. Phillips (Ret.) (“Mediator”) in San Diego, California. The Mediator was also attempting to mediate a resolution among the parties to the Securities Class Action during the same mediation. The parties conferred at length regarding, inter alia, a monetary payment to compensate HCA for damages suffered and a proposed set of corporate governance reforms that would be in the best interests of the Company and could serve as the basis for settlement. Despite good faith, arm’s-length negotiations with the assistance and involvement of the Mediator, the Settling Parties were unable to reach an agreement to resolve the Action or the Securities Class Action at that mediation. The Settling Parties and the parties in the Securities Class Action continued arm’s-length discussions after the mediation, facilitated in large part by the Mediator, but were unable to reach an agreement.

On Saturday, October 31, 2015, the Settling Parties scheduled another all-day, in-person mediation session with the Mediator, this time in New York City, New York. In advance of the second mediation, Defendants and Plaintiffs exchanged additional correspondence outlining proposed frameworks for settlement. As with the prior mediation, the Mediator was also attempting to mediate a resolution between the parties to the Securities Class Action. Once it became clear that the Company would be asked to contribute money to a settlement of the Securities Class Action above the available insurance limits, Plaintiffs insisted upon and obtained agreement from Defendants that the Company would not pay any amount to settle the Securities Class Action unless the terms of any settlement of the Securities Class Action shall have been approved by the Board of HCA as in the best interests of HCA, and that such Board approval would be conditioned on the affirmative vote of a majority of the independent directors of HCA, after having consulted with outside counsel (other than Defendants’ Counsel). Plaintiffs also requested any settlement of the Action include a significant monetary payment to the Company to compensate HCA for alleged damages caused to it as a result of the alleged breaches of fiduciary duty and to offset a portion of the settlement of the Securities Class Action funded by the Company

After extensive, arm’s-length negotiations with the assistance and involvement of the Mediator, the Settling Parties made significant further progress. The parties in the Securities Class Action reached an agreement-in-principle to create a settlement fund of $215 million for the benefit of the class. The plaintiffs in the Securities Class Action did not obtain any corporate governance reforms for the benefit of HCA. While the Settling Parties in the Action accomplished a great deal by way of corporate governance reforms, they were unable to resolve the few remaining disagreements by the conclusion of the mediation on that Saturday.

The Settling Parties resumed their dialogue the following day, Sunday, November 1, 2015, in the hope that they could reach a global resolution of both the Securities Class Action and the Action. On Monday, November 2, 2015, the Settling Parties mutually agreed to reengage the Mediator to facilitate further discussions. Given his extensive involvement in the matter, the Mediator made a confidential mediator’s proposal that, in his opinion, reflected an appropriate compromise between the parties’ respective positions, and balanced the relative strength of Plaintiffs’ allegations, the inherent risks of complex litigation, and the potential benefits to the Company of a settlement. So that Defendants could obtain global relief if the Settling Parties accepted, the Mediator also reached out to Federal Plaintiffs’ Counsel in the Federal Derivative Action, discussed the settlement discussions, and included them in the confidential mediator’s proposal. On Tuesday, November 3, 2015, after careful consideration and further discussions among the Settling Parties, the Settling Parties and Federal Plaintiffs’ Counsel accepted the mediator’s proposal and thus reached an agreement-in-principle to settle the Action on the terms set forth in the Settlement.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Action, Plaintiffs obtained relief for HCA in three primary areas: (1) Plaintiffs caused certain insurance carriers to pay to the

Company $19 million which would not have been obtained for the Company but for Plaintiffs’ efforts in the Action, and those efforts were a material factor in the Company’s ability to extinguish a potential $1 billion exposure in the Securities Class Action; (2) Plaintiffs demanded and Defendants agreed the Company would not pay any amount to settle the Securities Class Action unless the terms of any settlement of the Securities Class Action shall have been approved by the Board of HCA as in the best interests of HCA, and that such Board approval would be conditioned on the affirmative vote of a majority of the independent directors of HCA, after having consulted with outside counsel (other than Defendants’ Counsel); and (3) Plaintiffs demanded and Defendants agreed, within six (6) months after Court approval of the Settlement, to cause HCA to formally implement and maintain for five (5) years material corporate governance improvements (the “Improvements”).

HCA and the Individual Defendants acknowledge and agree that the monetary recovery for the Company and the Improvements would not have been implemented but for Plaintiffs and Plaintiffs’ Counsel’s filing and prosecution of the Action. HCA and the Individual Defendants also acknowledge and agree that the Improvements confer a material benefit upon HCA and its shareholders. The Improvements include (i) appointing a new Independent Director; (ii) amending the Nominating and Corporate Governance Committee Charter to require the Committee to evaluate all shareholder proposals, to determine whether each proposal is in the Company’s best interests, to recommend to the Board whether to support or oppose each proposal, and to provide the reasons for its recommendation; (iii) amending HCA’s Corporate Governance Guidelines to limit the number of other public company boards an HCA director may sit upon to five; (iv) amending HCA’s Corporate Governance Guidelines to limit each director to serve as the chair of one of the HCA Board’s standing committee at any time; (v) amending HCA’s Disclosure Committee Charter to require the Disclosure Committee to meet prior to each annual and quarterly SEC filing, and to require the Disclosure Committee chair to report to the Audit Committee chair following each meeting; (vi) amending HCA’s Audit and Compliance Committee Charter to require the Audit and Compliance Committee to meet no fewer than six times annually, including prior to each annual and quarterly SEC filing, and to require the Audit and Compliance Committee chair to meet with the Disclosure Committee chair following each meeting of the Disclosure Committee; (vii) requiring the Audit and Compliance Committee to have at least one member at all times who meets the Securities and Exchange Commission definition of “audit committee financial expert,” and requiring HCA to strive to have two such audit committee financial experts as members of the Audit and Compliance Committee; (viii) requiring HCA to publish its material Corporate Governance Guidelines, including Insider Trading Policies, Board of Directors Committees’ and Disclosure Committee Charters, on its website; and (ix) requiring HCA to maintain these Improvements for a minimum of five (5) years thereafter. The full text of the Improvements are set forth in Exhibit A to the Stipulation, which may be found at http://investor.hcahealthcare.com/legalnotices and http://johnsonandweaver.com/investor-services/legal-notices.

The Settlement also provides for the entry of judgment dismissing the Action on the merits with prejudice, and certain releases of Released Claims as detailed in the Stipulation.

IV.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Action, and all of the disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs believe that the Action has substantial merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Action.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon HCA and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of HCA and Current HCA Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

B.	Why Did the Individual Defendants Agree to Settle?

Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing made by Plaintiffs in the Action and maintain furthermore that they have meritorious defenses. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, and Defendants contend that many of the allegations in the Consolidated Complaint are materially inaccurate. The Individual Defendants also have denied and continue to deny, among other allegations, the allegations that Plaintiffs, HCA or its stockholders have suffered damage or that Plaintiffs, HCA or its stockholders were harmed in any way by the conduct alleged in the Action or otherwise. The Individual Defendants have further asserted that at all times they acted in good faith and in a manner they reasonably believed to be and that was in the best interests of HCA and its stockholders. Nonetheless, Defendants have concluded that further conduct of the Action would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Further, the Individual Defendants and HCA acknowledge that the Settlement confers substantial benefits on HCA and is fair, reasonable, adequate, and in the best interests of HCA and its shareholders.

V.	PLAINTIFFS’ COUNSEL’S FEE AND EXPENSE AMOUNT AND PLAINTIFFS’ INCENTIVE AWARDS

Plaintiffs’ Counsel have not received any payment for their work in connection with the Action, nor have they been reimbursed for out-of-pocket expenses. After negotiating the substantive terms of the Settlement, the Parties discussed a fair and reasonable sum to be paid to Plaintiffs’ Counsel and Federal Plaintiffs’ Counsel for attorneys’ fees and expenses. The Fee and Expense Amount ultimately agreed to by the parties was recommended by the Mediator who presided over a number of full-day mediation sessions in both the Action and the Securities Class Action. He considered (1) the substantial benefits conferred upon HCA through the Settlement; (2) Plaintiffs’ efforts and role in securing these benefits; (3) the parties’ and Mediator’s respective valuations of the Action and the Settlement; (4) the contingent nature of the Action; and (5) the amount of fees approved by courts throughout the country under similar circumstances. The Fee and Expense Amount recommended by the Mediator and agreed to by the Settling Parties is $5,500,000. Any fee awarded by the Court is designed to compensate Plaintiffs’ Counsel for the results achieved in the Action and the risks of undertaking the prosecution of the Action on a contingent basis.

In addition, Plaintiffs’ Counsel may apply to the Court for an incentive award of up to $2,000 for each of the Plaintiffs, only to be paid upon Court approval, in recognition of Plaintiffs’ participation and effort in the prosecution of the Action (the “Incentive Awards”). The Incentive Awards, if approved by the Court, shall be paid to Plaintiffs from the Fee and Expense Amount.

VI.	SETTLEMENT HEARING

Pursuant to an Order of the Eighth Circuit Court for Davidson County, Nashville Division, Tennessee, a hearing will be held on April 12, 2016, at 4:00 p.m., before Judge Thomas W. Brothers, at the Sixth Circuit Court for Davidson County, Nashville Division, Tennessee, 1 Public Square, Suite 302, Room 404, Nashville, Tennessee 37201, for the purpose of determining: (1) whether the proposed Settlement, including the requested Fee and Expense Amount and Incentive Awards, should be approved by the Court as fair, reasonable, and adequate; and (2) whether the Action should be dismissed with prejudice. If the Settlement is approved, you will be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Final Order and Judgment in the Action concerning the Settlement.

Pending final determination of whether the Settlement should be approved, no Current HCA Shareholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency, or other tribunal asserting agency any of the Released Claims.

VII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

You may enter an appearance in the Action, at your own expense, individually or through counsel of your choice. If you do not enter an appearance, you will be represented by Plaintiffs’ Counsel. If you want to object at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.

VIII.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current HCA Shareholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, or why the Fee and Expense Amount or the Incentive Awards should not be awarded shall state all reasons for the objection and shall also: (a) state the case name and number, Bagot v. Bracken, et al., Case No. 11C5133; (b) provide proof of current ownership of HCA stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years; and (e) include a proof of service signed under penalty of perjury.

All objections and accompanying materials shall be filed and served at least fourteen (14) calendar days prior to the Settlement Hearing as follows: (a) personally filed with the Clerk of the Court, Sixth Circuit Court for Davidson County, Nashville Division, Tennessee, 1 Public Square, Suite 302, Room 404, Nashville, Tennessee 37201, and (b) served by first class U.S. Mail on counsel for the Settling Parties. Any Current HCA Shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only shareholders who have filed with the Court and served on the Settling Parties’ counsel valid and timely written notices of objection and accompanying materials will be entitled to be heard at the hearing, unless the Court orders otherwise.

Any Current HCA Shareholder who does not make his, her, or its objection in the manner provided in this Order shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the proposed Settlement as set forth in the Stipulation, to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, and Incentive Awards to Plaintiffs.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the terms of the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Eighth Circuit Court for Davidson County, Nashville Division, Tennessee office at any time during regular business hours of each business day. The Clerk’s office will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at http://investor.hcahealthcare.com/legalnotices and on the website of Plaintiffs’ Counsel at

http://johnsonandweaver.com/investor-services/legal-notices. Inquiries regarding the proposed Settlement also may be made to lead counsel for Defendants or Plaintiffs as follows:

For Defendants LATHAM & WATKINS LLP Kathryn A. Worthington J. Christian Word 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004	For Plaintiffs JOHNSON & WEAVER, LLP Frank J. Johnson Shawn E. Fields 600 West Broadway, Suite 1540 San Diego, CA 92101

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

BY ORDER OF THE COURT CIRCUIT COURT JUDGE DAVIDSON COUNTY, TENNESSEE

11